                                                                    Exhibit 3.81

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                              ARTICLES OF AMENDMENT

                       CHANGING THE NAME OF A CORPORATION
                    BY UNANIMOUS CONSENT OF THE SHAREHOLDERS

     The undersigned, pursuant to (ss.) 13.1-710 of the Code of Virginia, executes these articles and states as follows:

                                       ONE

     The name of the corporation is Technology, Management and Analysis Corporation

                                       TWO

     The name of the corporation is changed to L-3 Communications TMA
Corporation.

                                      THREE

     The foregoing amendment was adopted by unanimous consent of the shareholders on February 11. 2003.

     The undersigned declares that the facts herein stated are true as of February 11, 2003


                              Technology, Management and Analysis Corporation
                             ---------------------------------------------------
                                            (Name of corporation)

                              By:    /s/ Christopher C. Cambria
                             ---------------------------------------------------
                                                    (Signature)

                              Christopher C. Cambria, Vice President & Secretary
                             ---------------------------------------------------
                                          (Printed Name and Corporate Title)



                        See instructions on the reverse.

                             ARTICLES OF RESTATEMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                  TECHNOLOGY, MANAGEMENT & ANALYSIS CORPORATION

     ARTICLE I: The name of the corporation (which is hereinafter referred to as the "Corporation") is: Technology, Management & Analysis Corporation.

     ARTICLE II: The aggregate number of shares which the Corporation shall have authority to issue is one million three hundred thousand (1,300,000) shares, all with a par value of One Cent ($0.01) per share, of which one million one hundred thousand (1,100,000) shares shall be designated as Class A Common Stock and two hundred thousand (200,000) shares shall be designated as Class B Common Stock.

     The Class A Common Stock and the Class B Common Stock shall have equal and identical rights and privileges for all purposes and in all respects except the Class B Common Stock shall have no voting rights or authority with respect to any matter, except as may be otherwise required by law.

     ARTICLE III: The purposes for which the Corporation is organized are as follows: To engage in, promote, conduct and carry on any lawful acts or activities for which corporations may be organized under the Virginia Stock Corporation Act.

     ARTICLE IV: The registered office shall be located at Prince Street Plaza, Suite 320, 2421 Prince Street, Alexandria, Virginia, in the County of Alexandria. The registered agent will be Samuel N. Klewans, whose business address is the same as the address of the registered office, and who is a resident of Virginia and a member of the Virginia State Bar.

     ARTICLE V: No director or officer of the Corporation shall be liable for monetary damages arising out of a single transaction, occurrence or course of conduct in any proceeding brought by a stockholder in the right of the Corporation or brought by or on behalf of the stockholders of the Corporation, provided, however, that nothing in this ARTICLE V shall eliminate or limit the liability of any director or officer of the Corporation to the extent that such elimination or limitation of liability is expressly prohibited by the Virginia Stock Corporation Act.

     ARTICLE VI: Notwithstanding any provision of the Virginia Stock Corporation Act requiring a proportion greater than a simple majority of the votes of all voting groups of the Corporation in order to take or authorize any action, any such action may be taken or authorized and shall be effective and valid upon the vote or concurrence of a majority of the aggregate number of votes of each voting group entitled to be cast thereon.

     ARTICLE VII: No holder of shares of stock of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for purchase or receive (i) any shares of stock of the Corporation of any class, now authorized or hereafter issued or authorized, (ii) any options or warrants for such shares, (iii) any rights to subscribe to or purchase such shares, or (iv) any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation.

                                   **********

                                                                    Exhibit 3.81

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION


                                January 22, 1998

     The State Corporation Commission has found the accompanying articles submitted on behalf of TECHNOLOGY, MANAGEMENT AND ANALYSIS CORPORATION to comply with the requirements of law, and confirms payment of all related fees.

     Therefore, it is ORDERED that this CERTIFICATE OF AMENDMENT AND RESTATEMENT be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective January 22, 1998 at 11:57 AM.

     The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                          STATE CORPORATION COMMISSION

                                          By  /s/
                                             -----------------------------------
                                              Commissioner

                                   CERTIFICATE

                                       OF

                  TECHNOLOGY, MANAGEMENT & ANALYSIS CORPORATION


         Technology, Management & Analysis Corporation (the "Corporation"), a corporation duly organized and validly existing under the Virginia Stock Corporation Act of the Commonwealth of Virginia, does, by Jay Dor, its President, hereby certify that:

     I. The original Articles of Incorporation were filed with the State Corporation Commission of the Commonwealth of Virginia on January 7, 1983, as amended on December 31, 1985.

     II. The foregoing Articles of Restatement of the Articles of Incorporation restate and amend the Articles of Incorporation by deleting all of the provisions of the Articles of Incorporation, as amended, and substituting in lieu thereof the text of the Articles of Restatement of the Articles of Incorporation set forth above.

     III. The restatement of the Articles of Incorporation of the Corporation amends and renumbers Articles III and IV, deletes Article V and replaces it with a new Article VI, add new Articles VI and VII, and pursuant to Section 13.1-711 of the Code of Virginia such amendments, replacements and additions require stockholder approval.

     IV. Pursuant to Sections 13.1-707, 13.1-710 and 13.1-711 of the Code of Virginia, by unanimous written consent in lieu of a Special Meeting of the Board of Directors of the Corporation dated January 13, 1998, the Board of Directors of the Corporation deemed it advisable and in the best interests of the Corporation to amend and restate the Articles of Incorporation of the Corporation (in its entirety) as set forth in these Articles of Restatement of the Articles of Incorporation and directed that those Articles of Restatement of the Articles of Incorporation be submitted for consideration and action thereon by the Stockholders of the Corporation.

     V. By unanimous written consent in lieu of a Special Meeting of the Stockholders dated January 13, 1998, the Stockholders being the holders of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voted in favor of, approved and adopted these Articles of Restatement of the Articles of Incorporation.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and executed in its corporate name by Jay Dor, its President, as of the 13th day of January 1998.


                                              By:    /s/ Jay Dor
                                                  ------------------------------
                                                   Jay Dor, President


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